Exhibit 23.3

John T. Boyd Company Mining and Geological Consultants

Chairman

James W. Boyd

President and CEO

John T. Boyd II

Managing Director and COO

Ronald L. Lewis

Vice Presidents

Robert J. Farmer

Jisheng (Jason) Han

John L. Weiss

Michael F. Wick

William P. Wolf

Managing Director - Australia

Jacques G. Steenekamp

Managing Director - China

Rongjie (Jeff) Li

Managing Director - South America

Carlos F. Barrera

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd.com

Brisbane

61 7 3232-5000

jtboydau@jtboyd.com

Beijing

86 10 6500-5854

jtboydcn@jtboyd.com

Bogota

+57-3115382113

jtboydcol@jtboyd.com

www.jtboyd.com

October 3, 2023

File: 3871.006

Atlas Energy Solutions Inc.

5918 W. Courtyard Drive, Suite 500

Austin, TX 78730

Subject: Consent to be Named in Registration Statement

Ladies and Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Post-Effective Amendment No. 1 to the Registration Statement of Atlas Energy Solutions Inc. (f/k/a New Atlas HoldCo Inc.) on Form S-8 (File No. 333-270507), including any amendment thereto, any related prospectus and any related prospectus supplement (the “Registration Statement”). We hereby further consent to (i) the use in such Registration Statement of information contained in our reports setting forth the estimates of reserves of AESI Holdings Inc. (f/k/a Atlas Energy Solutions Inc.) as of December 31, 2022 and 2021 and (ii) the reference to us under the heading “Experts” in such Registration Statement.

Respectfully submitted,

JOHN T. BOYD COMPANY

By:
Ronald L. Lewis Managing Director & COO